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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 4, 2005, on the consolidated financial statements and schedule and on internal control over financial reporting included in the Annual Report of Verso Technologies, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Verso Technologies, Inc. on Forms S-8, file numbers 333-74258, 333-74264, 333-59372, 333-92337,
333-85107, 333-80501, and 333-26015 and Forms S-3, file numbers 333-66292,
333-45028, and 333-108613.


Atlanta, Georgia                              /s/ Grant Thornton LLP
March 25, 2005